WINFIELD CAPITAL CORP.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                    EXHIBIT II


                                                       Six Months Ended
                                                        September 30,
                                                  -------------------------
                                                      1997         1996
                                                  ----------    -----------

PRIMARY AND FULLY DILUTED LOSS PER SHARE

Weighted average number of
  shares outstanding ...................           5,023,361      5,023,361
                                                 -----------    -----------
Net decrease in shareholders' equity
  resulting from operations ............         ($  821,550)   ($   98,723)
                                                 -----------    -----------
Per share net decrease in shareholders'
  equity resulting from operations .....         ($      .16)   ($      .02)
                                                 ===========    ===========


                                                      Three Months Ended
                                                        September 30,
                                                  -------------------------
                                                      1997         1996
                                                  ----------    -----------
PRIMARY AND FULLY DILUTED LOSS PER SHARE

Weighted average number of
  shares outstanding ...................           5,023,361      5,023,361
                                                 -----------    -----------
Net decrease in shareholders' equity
  resulting from operations ............         ($  629,041)   ($   37,845)
                                                 -----------    -----------
Per share net decrease in shareholders'
  equity resulting from operations .....         ($      .12)   ($      .01)
                                                 ===========    ===========



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